SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2012

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

(a)    As part of its periodic review of the Policy on Ethics and Business Conduct (the “Code”) of FTI Consulting, Inc. (“FTI Consulting”, which applies to all of the directors, officers and employees of FTI Consulting, the Board of Directors of FTI Consulting approved the FTI Consulting, Inc. Code of Ethics and Business Conduct effective as of April 1, 2012, which amends, restates and replaces the Code in its entirety (the “Restated Code”). The revisions contained in the Restated Code were made, among other things, to (1) clarify that the Restated Code applies to officers, employees and non-employee directors worldwide, except as modified by local laws and regulations, (2) incorporate value and stakeholder-based standards, (3) conform the Restated Code to other applicable policies that FTI Consulting has adopted, (4) add a description of FTI Consulting’s policy relating to the use of social media, (5) use plain English, (6) incorporate teaching tools, (7) incorporate the separate FTI Consulting, Inc. Conflicts of Interest Policy into the Restated Code, (8) incorporate descriptions of the U.K. Anti-Bribery Act and the FTI Consulting standalone Anti-Corruption Policy, and (9) designate the General Counsel and Chief Risk Officer of FTI Consulting as the appropriate person to receive requests for waivers and internal reports of violations of the Restated Code.

The foregoing summary description of the amendments incorporated into the Restated Code is qualified in its entirety by reference to the Restated Code, a copy of which is filed herewith as Exhibit 14.1 to this Form 8-K, and incorporated by reference herein. FTI Consulting has posted the Restated Code in the section of its corporate website accessed at “Our Firm–Governance” at http://www.fticonsulting.com.

Item 9.01 (d). Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

14.1	FTI Consulting, Inc. Code of Ethics and Business Conduct Effective as of April 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: April 3, 2012	By:	/s/ ERIC B. MILLER

Eric B. Miller Executive Vice President, General Counsel and Chief Risk Officer

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